                                     EXHIBIT
                                   ITEM 23(j)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis International Series, Inc.

We consent to the use of our report dated November 5, 1999 incorporated by reference in this Registration Statement of Davis International Total Return Fund, an authorized series of Davis International Series, Inc. and to the references to our firm under the headings "Financial Highlights" in the Prospectuses for Davis International Total Return Fund Class A, Class B and Class C and for Class Y shares and "Auditors" in the Statement of Additional Information.



                                       /s/ KPMG LLP
                                       ---------------------------
                                       /s/ KPMG LLP


Denver, Colorado
February 24, 2000